                                                                   EXHIBIT 4.10

                       COLLEGE TELEVISION NETWORK, INC.

                 SUBSCRIPTION CERTIFICATE FOR RIGHTS OFFERING
                    FOR HOLDERS OF RECORD ON JULY 17, 1998.

  College Television Network, Inc. (the "Company") is conducting a rights offering (the "Rights Offering") which entitles each holder of the Company's common stock, $.005 par value per share (the "Common Stock"), on July 17, 1998 (the "Record Date"), to receive one nontransferable right (collectively, the "Rights") for each 1.2825 shares of Common Stock held of record on the Record Date. No fractional Rights will be issued and no cash in lieu thereof will be paid. Each Right is exercisable, upon payment of $1.60 in cash (the "Subscription Price"), to purchase one share of Common Stock (the "Basic Subscription Privilege"). In addition, each Right also carries the right to subscribe for a number of shares of Common Stock (the "Oversubscription Privilege") at the Subscription Price to the extent that all the shares are not subscribed for through the exercise of the Basic Subscription Privilege by the Expiration Date (the "Excess Shares"). Set forth on the label above is the registered holder's name and address as it appears on the books of the Company's transfer agent and the number of shares to which such holder is entitled to subscribe pursuant to the Basic Subscription Privilege. Such number of shares also is equal to the number of shares to which such holder is entitled to subscribe pursuant to the Oversubscription Privilege.

  FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING, PLEASE REFER TO THE PROSPECTUS DATED JULY 28, 1998 (THE "PROSPECTUS"), WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM PATRICK G. DORAN AT COLLEGE TELEVISION NETWORK, INC., 5784 LAKE FORREST DRIVE, ATLANTA, GEORGIA 30328 (TOLL FREE (800) 256-1636). CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN SHALL HAVE THE RESPECTIVE MEANINGS ASCRIBED TO SUCH TERMS IN THE PROSPECTUS.

  THIS SUBSCRIPTION ORDER FORM MUST BE RECEIVED BY AMERICAN STOCK TRANSFER & TRUST COMPANY (THE "SUBSCRIPTION AGENT") WITH PAYMENT IN FULL BY 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 10, 1998, UNLESS EXTENDED IN THE SOLE DISCRETION OF THE COMPANY TO A TIME NOT LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 30, 1998 (AS IT MAY BE EXTENDED, THE "EXPIRATION DATE"). DEPOSITORY TRUST COMPANY ("DTC") PARTICIPANTS MUST SUBMIT THEIR SUBSCRIPTION INSTRUCTIONS TO DTC AT OR PRIOR TO 2:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. ANY RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION DATE WILL EXPIRE. ANY SUBSCRIPTION FOR SHARES OF COMMON STOCK IN THE RIGHTS OFFERING MADE HEREBY IS IRREVOCABLE UNLESS THE TERMS OF THE OFFERING ARE SUBSEQUENTLY AMENDED.

  INFORMATION: Complete Part I of the Subscription Certificate and, if applicable, the Part II Special Issuance and Delivery Instructions, SIGN THIS SUBSCRIPTION CERTIFICATE, provide the holder's state of residence and complete the enclosed Substitute Form W-9. All questions concerning the timeliness, validity, form and eligibility of Subscription Certificate received or any exercise of Rights will be determined by the Company, whose determination will be final and binding.

                                   ---------

                      SUBSCRIPTION PRICE: $1.60 PER SHARE

  PART I--SUBSCRIPTION FOR SHARES OF COMMON STOCK IN THE RIGHTS OFFERING: THE UNDERSIGNED HEREBY IRREVOCABLY SUBSCRIBES FOR THE NUMBER OF SHARES OF COMMON STOCK IN THE RIGHTS OFFERING AS INDICATED BELOW, ON THE TERMS AND SUBJECT TO THE CONDITIONS SPECIFIED HEREIN AND IN THE PROSPECTUS, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED.


                         NUMBER OF     SUBSCRIPTION
                          SHARES          PRICE         PAYMENT
                         ---------     ------------     -------
Basic Subscription
 Right:                             X     $1.60       = $      (Line 1)
                           -----                        ------
Oversubscription Right:             X     $1.60       = $      (Line 2)
                           -----                        ------
                                 Total Payment Required $      (Sum of Lines 1 and 2;
                                                               must equal total of
                                                               amounts in Lines 3 and 4
                                                               below)*

* If the aggregate Subscription Price paid by an exercising Rights Holder is insufficient or exceeds the amount necessary to purchase the number of Shares of Common Stock that such holder indicates are being subscribed for, or if an exercising Rights Holder does not specify the number of shares of Common Stock to be purchased, then such Rights Holder will be deemed to have exercised the Subscription Privilege to the full extent of the payment tendered, subject to the limits set forth in the Prospectus. If the aggregate Subscription Price paid by a Rights Holder exceeds the amount necessary to purchase the number of shares of Common Stock for which the Rights Holder has indicated an intention to subscribe, the Rights Holder will receive promptly by mail a refund equal to the excess payment without interest or deduction.

METHOD OF PAYMENT (check and complete appropriate box(es)):

[_]Uncertified, certified or cashier's check, bank draft
   or money order payable to American Stock Transfer &
   Trust Company or Notice of Guaranteed Delivery in the
   amount of:                                               $      (Line 3)
                                                            ------
[_]Wire transfer directed to Chase Manhattan Bank, ABA No.
   021-000-021, Account No. 323-836-925 (Marked: College
   Television Network, Inc. Subscription by [Name of
   Rights Holder]) (Indicate name of the institution wire
   transferring funds:           ) in the amount of:        $      (Line 4)
                                                            ------
Total Payments:                                             $
                                                            ------

  PART II--SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR RIGHTS HOLDERS:
UNLESS OTHERWISE INDICATED BELOW, THE SUBSCRIPTION AGENT IS HEREBY AUTHORIZED TO ISSUE AND DELIVER CERTIFICATES FOR COMMON STOCK TO RIGHTS HOLDERS AT THE ADDRESS ON THE LABEL ABOVE.

(a) To be completed ONLY if the certificate representing the Common Stock is to be issued in a name other than the registered holder shown above. (See Paragraphs 2 and 3(c) of the Instructions.) COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

-------------------------------------     -------------------------------------
   NAME(S) IN WHICH STOCK IS TO BE                   STREET ADDRESS
      REGISTERED (PLEASE PRINT)

-------------------------------------     -------------------------------------
     SOCIAL SECURITY OR TAX ID#           CITY       STATE            ZIP CODE

(b) To be completed ONLY if the certificate representing the Common Stock is to be sent to an address other than that shown above. (See Paragraphs 2 and 3(c) of the Instructions.) COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

MAIL AND DELIVER TO:

                                          -------------------------------------
NAME: _______________________________                STREET ADDRESS
           (PLEASE PRINT)                 -------------------------------------
-------------------------------------     CITY       STATE            ZIP CODE
     SOCIAL SECURITY OR TAX ID#


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

                                ACKNOWLEDGMENT

        THE SUBSCRIPTION ORDER FORM IS NOT VALID UNLESS YOU SIGN BELOW

  I/We acknowledge receipt of the Prospectus and understand that after delivery to the Company, I/we may not modify or revoke this Subscription Certificate. Under penalties of perjury, I/we certify that the information contained herein, including the social security number or taxpayer identification number given above, is correct. If Part II Special Issuance Instructions are completed, I/we certify that although the certificate representing the Common Stock is to be issued in a name other than the registered holder, beneficial ownership of the Common Stock will not change.

  The signature below must correspond with the name of the registered holder exactly as it appears on the books of the Company's transfer agent without any alteration or change whatsoever. Each subscribing holder must identify his, her or its state of residence and date this subscription certificate below.

                 Registered Holder's State of Residence:

              SIGN HERE _____________________________  SIGN HERE
                       SIGNATURE(S) OF REGISTERED HOLDER

                             DATED: _______ , 1998

  If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (Please Print). See Instructions.

Name(s): ____________________________     Daytime Phone: (   )  _______________


Capacity (Full Title) _______________     Evening Phone: (   ) ________________


Address _____________________________     Taxpayer Identification
        (Including Zip Code)              or Social Security Number: __________


                           GUARANTEE OF SIGNATURE(S)

   All Rights Holders who specify special issuance or delivery instructions pursuant to Part II of this Subscription Order Form must have their signatures guaranteed by an Eligible Institution. An "Eligible Institution" for this purpose is a bank, stockbroker, savings and loan association and credit union with membership in an approved signature guaranteed medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

 Authorized Signature _______________     Name of Firm _______________________


 Name _______________________________     Address ____________________________


 Title ______________________________     Area Code and Telephone Number _____

 Dated: _______________________, 1998

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